                          CERTIFICATE OF INCORPORATION

                                       of

                                  GAMOGEN, INC.


Under Section 402 of the Business Corporation Law

         The undersigned, being a natural person of at least 18 years of age and acting as the incorporator of the Corporation hereby being formed under Business Corporation Law, certifies that:

         FIRST: The name of the Corporation is Gamogen, Inc.

         SECOND: The Corporation is formed for the following purposes:

         To engage in any lawful act or activity for which Corporations may be organized pursuant to the Business Corporation Law of the State of New York. The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or any other body without such consent or approval first being obtained.

         THIRD: The office of the corporation is to be located in the County and State of New York.

         FOURTH: The number of shares which the corporation is authorized to issue is Four Million (4,000,000), all of which have a par value of one cent ($.01) per share, all of which are of the same class and all of which are designated as common shares.

         FIFTH: No holder of shares of the corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any securities convertible to or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the corporation.

         SIXTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within or without the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                           Donald M. Kleban, Esquire
                           104 East 40th Street
                           New York, N.Y.  10016

         SEVENTH: Except as may otherwise be specifically provided in this Certificate of Incorporation, no provision of this Certificate of Incorporation is intended by the corporation to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the corporation, upon it shareholders, bondholders, and security holders, and upon its directors, officers, and other corporate personnel, including, in particular, the power of the corporation to furnish indemnification to directors and officers in the capacities defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law.

         IN WITNESS WHEREOF, I have executed and subscribed this certificate and do hereby affirm the foregoing as true under the penalties of perjury, this 13th day of March, 1986.


                                             /s/ Donald M. Kleban
                                             -----------------------------------
                                             Donald M. Kleban
                                             104 East 40th Street
                                             New York, New York 10016

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  GAMOGEN, INC.


               Under Section 805 of the Business Corporation Law.

         I, the undersigned, in order to amend the provisions of the Certificate of Incorporation pursuant to the Business Corporation Law of the State of New York, certify as follows:

         FIRST: The name of the corporation is GAMOGEN, INC.

         SECOND: The Certificate of Incorporation was filed with the Department of State of New York on the 17th day of March, 1986.

         THIRD: The Certificate of Incorporation is hereby amended by the addition of an additional clause as set forth below.

             "EIGHTH: No director shall be personally liable to the company or its shareholders for any future breach of duty, except for acts or omissions that were in bad faith or involved intentional misconduct or a knowing violation of the law or where he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of New York's Business Corporation Law."

         FOURTH: This amendment was unanimously recommended by the entire Board of Directors and subsequently ratified and adopted by majority votes of the holders of outstanding shares.

         IN WITNESS WHEREOF, this certificate has been subscribed this 18th day of November, 1987, by the undersigned who affirm that the statements made herein are true under the penalties of perjury.


                                        /s/ Andrew I. Sealfon
                                        -----------------------------------
                                        Andrew I. Sealfon, President

/s/ Adrian W. Zorgniotti
-----------------------------------
Adrian W. Zorgniotti, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  GAMOGEN, INC.


                Under Section 805 of the Business Corporation Law

         Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, being the President of the corporation, hereby certifies:

         FIRST: The name of the corporation is GAMOGEN, INC.

         SECOND: That the Certificate of Incorporation was filed by the Secretary of State of New York on the March 17,1986.

         THIRD: That the amendment to the Certificate of Incorporation effected by this Certificate is as follows:

         Paragraph Fourth of the Certificate of Incorporation, relating to the number of shares which the corporation is authorized to issue, is hereby amended to: (1) increase the number of shares of common stock by 46,000,000 shares from 4,000,000 to 50,000,000 shares, $.01 par value; (2) to authorize the issuance of 1,000,000 shares of Preferred Stock, $.01 par value; and (3) to state the relative rights and preferences thereof. Accordingly, Article Fourth of the Certificate of Incorporation is amended to read as follows:

         "FOURTH: The number of shares which the corporation is authorized to issue is Fifty One Million (51,000,000) shares, fifty million (50,000,000) of which having a par value of $.01 per share are designated as common shares and one million (1,000,000) of which are designed as Preferred Stock, par value $.01 per share. Shares of Preferred Stock may be issued from time to time in one or more classes or one or more series within any class thereof, in any manner permitted by law, as determined from time to time by the board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the board of directors pursuant to authority hereby vested in it, each class or series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number, designation or title. All shares of stock in such classes or series may be issued for such consideration and have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, permitted by law, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares adopted by the board of directors pursuant to authority hereby vested in it. The number of shares of stock of any series, so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares) by resolutions adopted by the board of directors pursuant to authority hereby vested in it."

         2. Paragraph Sixth of the Certificate of Incorporation, relating to the address to which the Secretary of State shall forward process served upon him, is hereby amended to read as follows:

          "SIXTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within or without the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                          United Corporate Services, Inc.
                          Ten Bank Street, Suite 560
                          White Plains, New York 10606

         FOURTH: That the amendment to the Certificate of Incorporation was authorized at a meeting of shareholders, by the affirmative vote of the holders of more than a majority of all outstanding shares entitled to vote on an amendment to the Certificate of Incorporation said authorization being subsequent to the affirmative vote of the Board of Directors.

         IN WITNESS WHEREOF, I hereunto sign my name this 15th day of December 2000.


                                    /s/ Aaron A. Grunfeld
                                    --------------------------------------------
                                    Aaron A. Grunfeld, Chief Executive Officer